Exhibit 99.1

News Release

Contacts:	Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2017

Boston, MA, August 23, 2017 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.58 for the third quarter of fiscal 2017, an increase of 5 percent from $0.55 of earnings per diluted share in the third quarter of fiscal 2016 and a decrease of 6 percent from $0.62 of earnings per diluted share in the second quarter of fiscal 2017.

The Company reported adjusted earnings per diluted share(1) of $0.62 for the third quarter of fiscal 2017, up 11 percent from $0.56 of adjusted earnings per diluted share in the third quarter of fiscal 2016 and unchanged from $0.62 of adjusted earnings per diluted share in the second quarter of fiscal 2017. In the third quarter of fiscal 2017, adjusted earnings differed from earnings under U.S. generally accepted accounting principles (GAAP) by $0.03 per diluted share to reflect $5.4 million of costs associated with retiring $250 million aggregate principal amount of 6.5 percent senior notes due October 2, 2017 (2017 Senior Notes) and $0.01 per diluted share to reflect $3.5 million of structuring fees paid in connection with the $210 million initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust (2022 Target Term Trust) during the quarter. In the third quarter of fiscal 2016, adjusted earnings differed from GAAP earnings by $0.01 per diluted share to reflect $2.3 million of structuring fees paid in connection with the $215 million initial public offering of Eaton Vance High Income 2021 Target Term Trust (2021 Target Term Trust) in the third fiscal quarter of last year. Adjusted earnings per diluted share matched GAAP earnings per diluted share in the second quarter of fiscal 2017.

Net gains and other investment income related to seed capital investments contributed $0.01 to earnings per diluted share in the third quarters of fiscal 2017 and fiscal 2016, and $0.02 to earnings per diluted share in the second quarter of fiscal 2017. Costs in connection with employee terminations, special fund expense reimbursements and one-time legal and investigative costs as described below reduced earnings by $0.03 per diluted share in the third quarter of fiscal 2017 and $0.01 per diluted share in the third quarter of fiscal 2016. Such costs were negligible in the second quarter of fiscal 2017.

Consolidated net inflows of $9.1 billion in the third quarter of fiscal 2017 represent a 9 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $7.1 billion and 9 percent annualized internal growth in the third quarter of fiscal 2016 and net inflows of $12.9 billion and annualized internal growth of 14 percent in the second quarter of fiscal 2017. On the basis of net contribution to management fee revenue, the Company’s annualized internal revenue growth rate was 6 percent in the third quarter of fiscal 2017, 3 percent in the third quarter of fiscal 2016 and 7 percent in the second quarter of fiscal 2017.

(1)	Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. In calculating these non-GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature or otherwise outside the ordinary course of business. These adjustments may include the add back of adjustments made in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments), and, when applicable, other items such as closed-end fund structuring fees, special dividends, costs associated with retiring debt and tax settlements. Management and our Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business.

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Consolidated assets under management were $405.6 billion on July 31, 2017, up 21 percent from $334.4 billion of consolidated managed assets on July 31, 2016 and up 5 percent from $387.0 billion of consolidated managed assets on April 30, 2017. The year-over-year increase in consolidated assets under management reflects net inflows of $34.7 billion and market price appreciation of $26.5 billion over the twelve-month period and $9.9 billion of new managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert) on December 30, 2016. The sequential quarterly increase in consolidated assets under management reflects net inflows of $9.1 billion and market price appreciation of $9.4 billion in the third quarter of fiscal 2017.

“In the third quarter of fiscal 2017, Eaton Vance continued to deliver robust internal growth in managed assets and management fee revenue,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our distinctive capabilities and strong performance across leading strategies are important differentiators for the Company in what remains a challenging marketplace for investment management.”

Average consolidated assets under management were $395.2 billion in the third quarter of fiscal 2017, up 22 percent from $324.9 billion in the third quarter of fiscal 2016 and up 5 percent from $376.5 billion in the second quarter of fiscal 2017.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 34.2 basis points in the third quarter of fiscal 2017, down 4 percent from 35.6 basis points in the third quarter of fiscal 2016 and down 1 percent from 34.7 basis points in the second quarter of fiscal 2017. Changes in average management fee rates for the compared periods primarily reflect the ongoing shift in the Company’s mix of business toward lower-fee mandates.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $39.8 billion in the third quarter of fiscal 2017, up 26 percent from $31.6 billion in the third quarter of fiscal 2016 and up 2 percent from $39.0 billion in the second quarter of fiscal 2017.

Consolidated redemptions and other outflows were $30.7 billion in the third quarter of fiscal 2017, up 25 percent from $24.5 billion in the third quarter of fiscal 2016 and up 18 percent from $26.0 billion in the second quarter of fiscal 2017.

As of July 31, 2017, the Company’s 49 percent-owned affiliate Hexavest, Inc. (Hexavest) managed $15.4 billion of client assets, up 7 percent from $14.4 billion of managed assets on July 31, 2016 and $14.5 billion of managed assets on April 30, 2017. Hexavest had net inflows of $0.4 billion in the third quarter of fiscal 2017 versus net outflows of $0.5 billion and $0.6 billion in the third quarter of fiscal 2016 and second quarter of fiscal 2017, respectively. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

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Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)
	July 31,	April 30,	July 31,
	2017	2017	2016
Revenue	$393,746	$374,632	$341,168
Expenses	272,715	256,712	234,443
Operating income	121,031	117,920	106,725
Operating margin	30.7%	31.5%	31.3%
Non-operating income (expense)	(6,039)	1,223	(4,131)
Income taxes	(42,462)	(44,654)	(39,781)
Equity in net income of affiliates, net of tax	2,323	3,144	2,961
Net income	74,853	77,633	65,774
Net income attributable to non-controlling and other beneficial interests	(7,492)	(5,658)	(2,875)
Net income attributable to Eaton Vance Corp. shareholders	$67,361	$71,975	$62,899
Adjusted net income attributable to Eaton Vance Corp. shareholders	$72,849	$71,974	$64,290
Earnings per diluted share	$0.58	$0.62	$0.55
Adjusted earnings per diluted share	$0.62	$0.62	$0.56

Third Quarter Fiscal 2017 vs. Third Quarter Fiscal 2016

In the third quarter of fiscal 2017, revenue increased 15 percent to $393.7 million from $341.2 million in the third quarter of fiscal 2016. Management fees were up 16 percent, as a 22 percent increase in average consolidated assets under management more than offset lower average management fee rates. Performance fees contributed $0.5 million in the third quarter of fiscal 2017 compared to $2.7 million in the third quarter of fiscal 2016. Distribution and service fee revenues collectively were up 10 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 16 percent to $272.7 million in the third quarter of fiscal 2017 from $234.4 million in the third quarter of fiscal 2016, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects higher sales-based and operating income-based bonus accruals, compensation expenses in connection with the Calvert acquisition, higher salaries and benefits associated with other increases in headcount, higher stock-based compensation and compensation costs associated with employee terminations. Costs associated with employee terminations totaled $3.0 million in the third quarter of fiscal 2017 versus $1.9 million in the third quarter of fiscal 2016. The increase in distribution expense reflects an increase in closed-end fund structuring fees and higher marketing and promotion costs, primarily driven by higher average managed assets and the acquisition of the Calvert business. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies attributable primarily to the addition of the Calvert funds, higher sub-advisory fees paid, an increase in fund expenses borne by the Company on funds for which it earns an all-in fee and $1.9 million in one-time reimbursements made to the funds by the Company in the quarter. The increase in other operating expenses reflects higher travel, communications, information technology, professional services, facilities, charitable and other corporate expenses. Other operating expenses in the third quarter of fiscal 2017 included approximately $0.6 million of one-time legal and consulting costs in conjunction with investigating the fraudulent activities of a former Eaton Vance Management trader, as publically disclosed in April 2017.

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Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (NextShares) initiative were $2.0 million in the third quarter of fiscal 2017 and $2.4 million in the third quarter of fiscal 2016.

Operating income was up 13 percent to $121.0 million in the third quarter of fiscal 2017 from $106.7 million in the third quarter of fiscal 2016. Operating margin decreased to 30.7 percent in the third quarter of fiscal 2017 from 31.3 percent in the third quarter of fiscal 2016. Adjusting to remove the $3.5 million and $2.3 million of closed-end fund structuring fees paid during the third quarters of fiscal 2017 and fiscal 2016, respectively, operating income was up 14 percent and operating margins decreased to 31.6 percent in the third quarter of fiscal 2017 from 32.0 percent in the third quarter of fiscal 2016.

Non-operating expense totaled $6.0 million in the third quarter of fiscal 2017 versus $4.1 million in the third quarter of fiscal 2016. The year-over-year change primarily reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in the third quarter of fiscal 2017, partially offset by a $1.2 million decrease in interest expense and a $2.4 million increase in net gains and other investment income from the Company’s investments in sponsored products. The decrease in interest expense primarily reflects the May 2017 retirement of $250 million in aggregate principal amount of the Company’s 6.5 percent 2017 Senior Notes and the April 2017 issuance of $300 million in aggregate principal amount of 3.5 percent senior notes due April 6, 2027 (2027 Senior Notes).

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.9 percent in the third quarter of fiscal 2017 and 38.8 percent in the third quarter of fiscal 2016.

Equity in net income of affiliates was $2.3 million and $3.0 million in the third quarters of fiscal 2017 and fiscal 2016, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $7.5 million in the third quarter of fiscal 2017 and $2.9 million in the third quarter of fiscal 2016.

Third Quarter Fiscal 2017 vs. Second Quarter Fiscal 2017

In the third quarter of fiscal 2017, revenue increased 5 percent to $393.7 million from $374.6 million in the second quarter of fiscal 2017. Management fees were up 6 percent, as a 5 percent increase in average consolidated assets under management and three more fee days in the quarter more than offset lower average management fee rates. Performance fees contributed $0.5 million in the third quarter of fiscal 2017 and were negligible in the second quarter of fiscal 2017. Distribution and service fee revenues collectively were up 1 percent sequentially, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 6 percent to $272.7 million in the third quarter of fiscal 2017 from $256.7 million in the second quarter of fiscal 2017, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects three more payroll days in the third quarter, higher operating income-based bonus accruals, higher salaries associated with an increase in headcount, higher stock-based compensation and other compensation costs associated with employee terminations. Costs associated with employee terminations totaled $3.0 million in the third quarter of fiscal 2017 versus $0.2 in the preceding fiscal quarter. The increase in distribution expense reflects $3.5 million of structuring fees paid in connection with the July 2017 initial public offering of the 2022 Target Term Trust and higher marketing and promotion costs, primarily driven by the increase in average managed assets. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses primarily reflects higher fund expenses borne by the Company on funds for which it earns an all-in fee and $1.9 million in one-time reimbursements made to the funds by the Company in the quarter. Other operating expenses in the third fiscal quarter included approximately $0.6 million of one-time legal and consulting costs in conjunction with investigating the fraudulent activities of a former Eaton Vance Management trader as previously disclosed.

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NextShares-related expenses were $2.0 million in the third quarter of fiscal 2017 and $1.8 million in the second quarter of fiscal 2017.

Operating income was up 3 percent to $121.0 million in the third quarter of fiscal 2017 from $117.9 million in the second quarter of fiscal 2017. Operating margin decreased to 30.7 percent in the third quarter from 31.5 percent in the second quarter. Adjusting to remove the $3.5 million of closed-end fund structuring fees paid during the third quarter of fiscal 2017, operating income was up 6 percent from the second quarter of fiscal 2016 and adjusted operating margin in the current quarter was 31.6 percent.

Non-operating expense totaled $6.0 million in the third quarter of fiscal 2017 versus $1.2 million of non-operating income in the second quarter of fiscal 2017. The sequential change primarily reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in the third quarter of fiscal 2017 and a $3.8 million decrease in net gains and other investment income from the Company’s investments in sponsored products, partially offset by a $1.9 million decrease in interest expense. Net gains and other investment income in the second quarter of fiscal 2017 included a $1.9 million gain recognized upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management (BVI) Ltd. in fiscal 2011. The decrease in interest expense primarily reflects the May retirement of the Company’s 6.5 percent 2017 Senior Notes and the April issuance of the Company’s 3.5 percent 2027 Senior Notes.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.9 percent in the third quarter of fiscal 2017 and 37.5 percent in the second quarter of fiscal 2017.

Equity in net income of affiliates was $2.3 million in the third quarter of fiscal 2017 and $3.1 million in the second quarter of fiscal 2017. In the third quarter of fiscal 2017, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the second quarter of fiscal 2017 included $3.0 million from the Company’s investment in Hexavest and $0.1 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $7.5 million in the third quarter of fiscal 2017 and $5.7 million in the second quarter of fiscal 2017.

Balance Sheet Information

Cash and cash equivalents totaled $550.2 million on July 31, 2017, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $84.5 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first nine months of fiscal 2017, the Company used $100.2 million to repurchase and retire approximately 2.3 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 6.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and nine months ended July 31, 2017. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Third Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

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A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 69359423 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

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Attachment 1

Eaton Vance Corp.

Summary of Results of Operations

(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2017	Q3 2017
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2017	2017	2016	Q2 2017	Q3 2016	2017	2016	Change
Revenue:
Management fees	$339,866	$321,629	$292,814	6%	16%	$966,148	$852,739	13%
Distribution and underwriter fees	20,114	19,918	18,883	1	7	58,991	56,216	5
Service fees	30,515	30,067	27,150	1	12	89,493	80,203	12
Other revenue	3,251	3,018	2,321	8	40	8,705	6,856	27
Total revenue	393,746	374,632	341,168	5	15	1,123,337	996,014	13
Expenses:
Compensation and related costs	142,338	135,467	121,827	5	17	412,940	365,856	13
Distribution expense	37,160	32,007	31,616	16	18	100,284	88,338	14
Service fee expense	28,630	27,827	24,831	3	15	83,384	73,036	14
Amortization of deferred sales commissions	4,182	4,026	3,861	4	8	12,062	11,862	2
Fund-related expenses	14,029	11,848	8,939	18	57	36,752	26,133	41
Other expenses	46,376	45,537	43,369	2	7	133,528	127,671	5
Total expenses	272,715	256,712	234,443	6	16	778,950	692,896	12
Operating income	121,031	117,920	106,725	3	13	344,387	303,118	14
Non-operating income (expense):
Gains and other investment income, net	5,537	9,288	3,137	(40)	77	15,319	9,766	57
Interest expense	(6,180)	(8,065)	(7,342)	(23)	(16)	(21,592)	(22,024)	(2)
Loss on extinguishment of debt	(5,396)	-	-	NM	NM	(5,396)	-	NM
Other income (expense) of consolidated collateralized loan obligation (CLO) entity:
Gains and other investment income, net	-	-	4,467	-	NM	-	21,654	NM
Interest expense	-	-	(4,393)	-	NM	-	(9,107)	NM
Total non-operating income (expense)	(6,039)	1,223	(4,131)	NM	46	(11,669)	289	NM

Income before income taxes and equity in net income of affiliates	114,992	119,143	102,594	(3)	12	332,718	303,407	10
Income taxes	(42,462)	(44,654)	(39,781)	(5)	7	(123,864)	(112,793)	10
Equity in net income of affiliates, net of tax	2,323	3,144	2,961	(26)	(22)	7,973	7,847	2
Net income	74,853	77,633	65,774	(4)	14	216,827	198,461	9
Net income attributable to non-controlling and other beneficial interests	(7,492)	(5,658)	(2,875)	32	161	(16,780)	(22,209)	(24)
Net income attributable to Eaton Vance Corp. shareholders	$67,361	$71,975	$62,899	(6)	7	$200,047	$176,252	14

Earnings per share:
Basic	$0.61	$0.65	$0.57	(6)	7	$1.81	$1.60	13
Diluted	$0.58	$0.62	$0.55	(6)	5	$1.73	$1.55	12

Weighted average shares outstanding:
Basic	111,284	110,875	109,533	-	2	110,540	110,275	-
Diluted	117,051	115,962	113,810	1	3	115,751	114,044	1

Dividends declared per share	$0.280	$0.280	$0.265	-	6	$0.840	$0.795	6

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Attachment 2

Eaton Vance Corp.

Reconciliation of net income attributable to Eaton Vance Corp.

shareholders to adjusted net income attributable to Eaton Vance Corp.

shareholders and earnings per diluted share to adjusted earnings per diluted share

(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2017	Q3 2017
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2017	2017	2016	Q2 2017	Q3 2016	2017	2016	Change

Net income attributable to Eaton Vance Corp. shareholders	$67,361	$71,975	$62,899	(6)%	7%	$200,047	$176,252	14%
Non-controlling interest value adjustments	3	(1)	(10)	NM	NM	(71)	123	NM
Closed-end fund structuring fees, net of tax(1)	2,139	-	1,401	NM	53	2,139	1,401	53
Loss on extinguishment of debt, net of tax(2)	3,346	-	-	NM	NM	3,346	-	NM
Adjusted net income attributable to Eaton Vance Corp. shareholders
	$72,849	$71,974	$64,290	$1	13	205,461	$177,776	$16
Earnings per diluted share	$0.58	$0.62	$0.55	(6)	5	$1.73	$1.55	12
Non-controlling interest value adjustments	-	-	-	-	-	-	-	-
Closed-end fund structuring fees, net of tax	0.01	-	0.01	NM	-	0.02	0.01	100
Loss on extinguishment of debt, net of tax	0.03	-	-	NM	NM	0.03	-	NM

Adjusted earnings per diluted share	$0.62	$0.62	$0.56	-	11	$1.78	$1.56	14

(1)	For the three and nine months ended July 31, 2017, reflects structuring fees of $3.5 million (net of the associated impact to taxes of $1.4 million) paid in connection with the July 201 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust. For the three and nine months ended July 31, 2016, reflects structuring fees of $2.3 million (net of the associated impact to taxes of $0.9 million) paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust.
(2)	Reflects the $5.4 million loss on extinguishment of debt associated with retiring the Company’s 2017 Senior Notes in May, net of the associated impact to taxes of $2.1 million.

Eaton Vance Corp.

Reconciliation of operating income and operating margin

 to adjusted operating income and adjusted operating margin

(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2017	Q3 2017
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2017	2017	2016	Q2 2017	Q3 2016	2017	2016	Change
Operating income	$121,031	$117,920	$106,725	3%	13%	$344,387	$303,118	14%
Closed-end fund structuring fees	3,450	-	2,291	NM	51	3,450	2,291	51

Adjusted operating income	$124,481	$117,920	$109,016	6	14	$347,837	$305,409	14

Operating margin	30.7%	31.5%	31.3%	(3)	(2)	30.7%	30.4%	1
Closed-end fund structuring fees	0.9	-	0.7	NM	29	0.3	0.3	-

Adjusted operating margin	31.6%	31.5%	32.0%	-	(1)	31.0%	30.7%	1

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Attachment 3

Eaton Vance Corp.

Components of net income attributable

to non-controlling and other beneficial interests

(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2017	Q3 2017
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2017	2017	2016	Q2 2017	Q3 2016	2017	2016	Change
Consolidated sponsored funds	$3,124	$1,727	$343	81%	811%	$4,836	$327	NM	%

Majority-owned subsidiaries	4,365	3,932	3,233	11	35	12,015	9,749	23

Non-controlling interest value adjustments	3	(1)	(9)	NM	NM	(71)	124	NM

Consolidated CLO entities	-	-	(692)	-	NM	-	12,009	NM

Net income attributable to non-controlling and other beneficial interests	$7,492	$5,658	$2,875	32	161	$16,780	$22,209	(24)

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Attachment 4

Eaton Vance Corp.

Balance Sheet

(in thousands, except per share figures)

	July 31,	October 31,
	2017	2016(1)
Assets

Cash and cash equivalents	$550,171	$424,174
Management fees and other receivables	201,766	186,172
Investments	750,168	589,773
Deferred sales commissions	35,001	27,076
Deferred income taxes	64,118	73,295
Equipment and leasehold improvements, net	47,188	44,427
Intangible assets, net	92,051	46,809
Goodwill	259,681	248,091
Loan to affiliate	5,000	5,000
Other assets	68,891	85,565
Total assets	$2,074,035	$1,730,382

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$151,343	$173,485
Accounts payable and accrued expenses	70,878	59,927
Dividend payable	39,487	36,525
Debt	618,582	571,773
Other liabilities	102,625	75,069
Total liabilities	982,915	916,779
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	189,154	109,028
Total temporary equity	189,154	109,028

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 116,163,127 and 113,545,008 shares, respectively	454	444
Additional paid-in capital	77,699	-
Notes receivable from stock option exercises	(11,205)	(12,074)
Accumulated other comprehensive loss	(41,614)	(57,583)
Retained earnings	875,867	773,000
Total Eaton Vance Corp. shareholders’ equity	901,203	703,789
Non-redeemable non-controlling interests	763	786
Total permanent equity	901,966	704,575
Total liabilities, temporary equity and permanent equity	$2,074,035	$1,730,382

(1)	On November 1, 2016 the Company adopted Accounting Standard Update 2015-03, which requires certain debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. The October 31, 2016 Balance Sheet shown above reflects the reclassification of $2.2 million of debt issuance costs from Other assets to Debt.

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Attachment 5

Eaton Vance Corp.

Consolidated Assets Under Management and Net Flows by Investment Mandate(1)(2)

(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2017	2017	2016	2017	2016
Equity assets – beginning of period(3)(4)	$104,666	$99,538	$88,540	$89,981	$89,890
Sales and other inflows	5,745	4,998	3,763	15,955	11,488
Redemptions/outflows	(4,259)	(4,203)	(3,437)	(14,317)	(11,873)
Net flows	1,486	795	326	1,638	(385)
Assets acquired(5)	-	-	-	5,704	-
Exchanges	7	9	(25)	60	(18)
Market value change	4,039	4,324	2,985	12,815	2,339
Equity assets – end of period	$110,198	$104,666	$91,826	$110,198	$91,826
Fixed income assets – beginning of period(4)(6)	66,881	65,136	56,356	60,607	52,465
Sales and other inflows	5,516	5,633	5,111	16,841	15,735
Redemptions/outflows	(4,178)	(4,490)	(2,711)	(13,006)	(9,991)
Net flows	1,338	1,143	2,400	3,835	5,744
Assets acquired(5)	-	-	-	4,170	-
Exchanges	(2)	(38)	(3)	(147)	44
Market value change	491	640	618	243	1,118
Fixed income assets – end of period	$68,708	$66,881	$59,371	$68,708	$59,371
Floating-rate income assets – beginning of period(4)	36,957	34,051	32,688	32,107	35,534
Sales and other inflows	3,567	4,337	2,008	12,874	5,398
Redemptions/outflows	(2,113)	(1,543)	(2,507)	(6,962)	(8,653)
Net flows	1,454	2,794	(499)	5,912	(3,255)
Exchanges	(8)	34	6	146	(44)
Market value change	351	78	202	589	162
Floating-rate income assets – end of period	$38,754	$36,957	$32,397	$38,754	$32,397
Alternative assets – beginning of period(4)	11,212	10,775	9,720	10,687	10,289
Sales and other inflows	1,359	1,089	1,182	3,546	3,016
Redemptions/outflows	(666)	(745)	(1,009)	(2,351)	(3,076)
Net flows	693	344	173	1,195	(60)
Exchanges	-	(5)	(2)	(7)	-
Market value change	(28)	98	70	2	(268)
Alternative assets – end of period	$11,877	$11,212	$9,961	$11,877	$9,961
Portfolio implementation assets – beginning of period	86,376	80,129	66,132	71,426	59,487
Sales and other inflows	5,869	5,806	5,857	18,160	16,801
Redemptions/outflows	(2,790)	(3,384)	(2,946)	(9,260)	(7,253)
Net flows	3,079	2,422	2,911	8,900	9,548
Exchanges	5	-	-	5	(13)
Market value change	3,825	3,825	3,385	12,954	3,406
Portfolio implementation assets – end of period	$93,285	$86,376	$72,428	$93,285	$72,428
Exposure management assets – beginning of period	80,921	74,110	65,235	71,572	63,689
Sales and other inflows	17,734	17,103	13,663	56,293	37,530
Redemptions/outflows	(16,649)	(11,668)	(11,912)	(47,897)	(34,661)
Net flows	1,085	5,435	1,751	8,396	2,869
Market value change	757	1,376	1,421	2,795	1,849
Exposure management assets – end of period(2)	$82,763	$80,921	$68,407	$82,763	$68,407
Total assets under management – beginning of period	387,013	363,739	318,671	336,380	311,354
Sales and other inflows	39,790	38,966	31,584	123,669	89,968
Redemptions/outflows	(30,655)	(26,033)	(24,522)	(93,793)	(75,507)
Net flows	9,135	12,933	7,062	29,876	14,461
Assets acquired(5)	-	-	-	9,874	-
Exchanges	2	-	(24)	57	(31)
Market value change	9,435	10,341	8,681	29,398	8,606
Total assets under management – end of period	$405,585	$387,013	$334,390	$405,585	$334,390

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2)	Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. As of July 31, 2017, such positions totaled $12.6 billion.
(3)	Includes balanced and multi-asset mandates.
(4)	In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets and flows. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.
(5)	Managed assets gained in the acquisition of the business assets of Calvert on December 30, 2016. Equity category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional separate account managed assets.
(6)	Includes cash management mandates.

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Attachment 6

Eaton Vance Corp.

Consolidated Assets Under Management and Net Flows by Investment Vehicle(1)(2)

(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2017	2017	2016	2017	2016
Fund assets – beginning of period(3)	$147,341	$141,802	$122,902	$125,722	$125,934
Sales and other inflows	9,736	9,959	7,571	30,664	22,807
Redemptions/outflows	(7,641)	(7,901)	(6,385)	(24,946)	(22,941)
Net flows	2,095	2,058	1,186	5,718	(134)
Assets acquired(4)	-	-	-	9,821	-
Exchanges(5)	2	69	(24)	2,186	(84)
Market value change	3,296	3,412	2,295	9,287	643
Fund assets – end of period	$152,734	$147,341	$126,359	$152,734	$126,359
Institutional separate account assets – beginning of period	149,044	139,309	126,620	136,451	119,987
Sales and other inflows	21,227	20,592	19,501	66,452	51,341
Redemptions/outflows	(19,109)	(14,426)	(15,225)	(56,984)	(42,072)
Net flows	2,118	6,166	4,276	9,468	9,269
Assets acquired(4)	-	-	-	40	-
Exchanges(5)	-	-	-	(2,055)	420
Market value change	3,091	3,569	3,684	10,349	4,904
Institutional separate account assets – end of period(2)	$154,253	$149,044	$134,580	$154,253	$134,580
High-net-worth separate account assets – beginning of period	33,225	30,514	24,565	25,806	24,516
Sales and other inflows	3,103	2,161	903	9,827	4,583
Redemptions/outflows	(1,347)	(937)	(803)	(3,893)	(3,997)
Net flows	1,756	1,224	100	5,934	586
Exchanges	4	(49)	1	(31)	(337)
Market value change	1,454	1,536	1,157	4,730	1,058
High-net-worth separate account assets – end of period	$36,439	$33,225	$25,823	$36,439	$25,823
Retail managed account assets – beginning of period	57,403	52,114	44,584	48,401	40,917
Sales and other inflows	5,724	6,254	3,609	16,726	11,237
Redemptions/outflows	(2,558)	(2,769)	(2,109)	(7,970)	(6,497)
Net flows	3,166	3,485	1,500	8,756	4,740
Assets acquired(4)	-	-	-	13	-
Exchanges	(4)	(20)	(1)	(43)	(30)
Market value change	1,594	1,824	1,545	5,032	2,001
Retail managed account assets – end of period	$62,159	$57,403	$47,628	$62,159	$47,628
Total assets under management – beginning of period	387,013	363,739	318,671	336,380	311,354
Sales and other inflows	39,790	38,966	31,584	123,669	89,968
Redemptions/outflows	(30,655)	(26,033)	(24,522)	(93,793)	(75,507)
Net flows	9,135	12,933	7,062	29,876	14,461
Assets acquired(4)	-	-	-	9,874	-
Exchanges	2	-	(24)	57	(31)
Market value change	9,435	10,341	8,681	29,398	8,606
Total assets under management – end of period	$405,585	$387,013	$334,390	$405,585	$334,390

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2)	Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. As of July 31, 2017, such positions (held as institutional separate accounts) totaled $12.6 billion.
(3)	Includes assets in cash management funds.
(4)	Managed assets gained in the acquisition of the business assets of Calvert on December 30, 2016. Fund category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional separate account managed assets.
(5)	Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert on December 30, 2016.

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Attachment 7

Eaton Vance Corp.

Consolidated Assets under Management by Investment Mandate(1)(2)

(in millions)

	July 31,	April 30,	%	July 31,	%
	2017	2017	Change	2016	Change
Equity(3)(4)	$110,198	$104,666	5%	$91,826	20%
Fixed income(4)(5)	68,708	66,881	3%	59,371	16%
Floating-rate income(4)	38,754	36,957	5%	32,397	20%
Alternative(4)	11,877	11,212	6%	9,961	19%
Portfolio implementation	93,285	86,376	8%	72,428	29%
Exposure management(2)	82,763	80,921	2%	68,407	21%
Total	$405,585	$387,013	5%	$334,390	21%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2)	Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. As of July 31, 2017, such positions totaled $12.6 billion.
(3)	Includes balanced and multi-asset mandates.
(4)	In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.
(5)	Includes cash management mandates.

Attachment 8

Eaton Vance Corp.

Consolidated Assets under Management by Investment Vehicle(1)(2)

(in millions)

	July 31,	April 30,	%	July 31,	%
	2017	2017	Change	2016	Change
Open-end funds(3)(4)	$95,797	$92,441	4%	$74,699	28%
Private funds(5)	32,289	30,781	5%	27,661	17%
Closed-end funds(6)	24,648	24,119	2%	23,999	3%
Institutional separate account assets(2)(4)	154,253	149,044	3%	134,580	15%
High-net-worth separate account assets	36,439	33,225	10%	25,823	41%
Retail managed account assets	62,159	57,403	8%	47,628	31%
Total	$405,585	$387,013	5%	$334,390	21%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2)	Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. As of July 31, 2017, such positions (held as institutional separate accounts) totaled $12.6 billion.
(3)	Includes assets in NextShares funds.
(4)	Reflects the reclassification from institutional separate accounts to open-end funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert on December 30, 2016.
(5)	Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(6)	Includes unit investment trusts.

Attachment 9

Eaton Vance Corp.

Consolidated Assets under Management by Investment Affiliate(1)(2)

(in millions)

	July 31,	April 30,	%	July 31,	%
	2017	2017	Change	2016	Change
Eaton Vance Management(3)(4)	$160,570	$154,985	4%	$143,798	12%
Parametric(2)(4)	213,213	201,493	6%	171,466	24%
Atlanta Capital(4)(5)	21,476	20,631	4%	19,126	12%
Calvert Research and Management(5)	10,326	9,904	4%	-	NM
Total	$405,585	$387,013	5%	$334,390	21%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2)	Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. As of July 31, 2017, such positions (managed by Parametric) totaled $12.6 billion.
(3)	Includes managed assets of Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(4)	In the second quarter of fiscal 2017, the Company reclassified among investment affiliates certain managed assets. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.
(5)	Consistent with the Company’s policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Portfolio, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $12.5 billion and $12.1 billion as of July 31, 2017 and April 30, 2017, respectively.

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Attachment 10

Eaton Vance Corp.

Average Annualized Management Fee Rates by Investment Mandate(1)(2)(3)

(in basis points on average managed assets)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2017	Q3 2017
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2017	2017	2016	Q2 2017	Q3 2016	2017	2016	Change
Equity(4)	61.5	62.1	62.7	-1%	-2%	62.1	62.5	-1%
Fixed income(4)	37.7	38.5	39.8	-2%	-5%	38.3	40.2	-5%
Floating-rate income(4)	50.7	51.6	51.5	-2%	-2%	51.5	51.8	-1%
Alternative(4)	63.2	63.2	63.4	0%	0%	63.0	63.0	0%
Portfolio implementation	14.6	14.5	14.8	1%	-1%	14.6	15.0	-3%
Exposure management(2)	5.1	5.1	5.2	0%	-2%	5.1	5.2	-2%
Consolidated average annualized fee rates	34.2	34.7	35.6	-1%	-4%	34.7	36.0	-4%

(1)	Excludes performance-based fees received, which were $0.5 million and $2.7 million for the three months ended July 31, 2017 and July 31, 2016, respectively, negligible for the three months ended April 30, 2017 and $0.6 million and $2.8 million for the nine months ended July 31, 2017 and July 31, 2016, respectively.
(2)	Excludes management fees attributable to client positions in exposure management mandates identified as transitory in nature.
(3)	In the second quarter of fiscal 2017, the Company modified its methodology for calculating average annualized management fee rates for quarterly periods to remove the effect of variations in the number of days in a given quarter. The above presentation of prior year results has been revised for comparability purposes.
(4)	In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior year results has been revised for comparability purposes.

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Attachment 11

Eaton Vance Corp.

Hexavest Inc. Assets under Management and Net Flows

(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2017	2017	2016	2017	2016
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$262	$255	$226	$231	$229
Sales and other inflows	29	13	1	62	13
Redemptions/outflows	(147)	(19)	(7)	(174)	(32)
Net flows	(118)	(6)	(6)	(112)	(19)
Market value change	7	13	11	32	21
Eaton Vance sponsored funds – end of period	$151	$262	$231	$151	$231
Eaton Vance distributed separate accounts – beginning of period(2)	$2,138	$2,666	$2,557	$2,492	$2,440
Sales and other inflows	455	121	28	725	54
Redemptions/outflows	(23)	(826)	(59)	(903)	(94)
Net flows	432	(705)	(31)	(178)	(40)
Market value change	85	177	132	341	258
Eaton Vance distributed separate accounts – end of period	$2,655	$2,138	$2,658	$2,655	$2,658
Total Eaton Vance distributed – beginning of period	$2,400	$2,921	$2,783	$2,723	$2,669
Sales and other inflows	484	134	29	787	67
Redemptions/outflows	(170)	(845)	(66)	(1,077)	(126)
Net flows	314	(711)	(37)	(290)	(59)
Market value change	92	190	143	373	279
Total Eaton Vance distributed – end of period	$2,806	$2,400	$2,889	$2,806	$2,889
Hexavest directly distributed – beginning of period(3)	$12,065	$11,538	$11,435	$11,021	$11,279
Sales and other inflows	249	274	308	850	610
Redemptions/outflows	(210)	(201)	(734)	(815)	(1,505)
Net flows	39	73	(426)	35	(895)
Market value change	534	454	513	1,582	1,138
Hexavest directly distributed – end of period	$12,638	$12,065	$11,522	$12,638	$11,522
Total Hexavest managed assets – beginning of period	$14,465	$14,459	$14,218	$13,744	$13,948
Sales and other inflows	733	408	337	1,637	677
Redemptions/outflows	(380)	(1,046)	(800)	(1,892)	(1,631)
Net flows	353	(638)	(463)	(255)	(954)
Market value change	626	644	656	1,955	1,417
Total Hexavest managed assets – end of period	$15,444	$14,465	$14,411	$15,444	$14,411

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.

15